UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2014 (July 7, 2014)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 35th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 7, 2014, the Board of Directors (the “Board”) of Delcath Systems, Inc. (the “Company”) amended the Board compensation policy with respect to the annual equity grant to be made to each of its non-employee directors.

Under the amended policy, annual equity awards to non-employee directors (except for the Chairman of the Board) shall be in the form of Company restricted common stock and shall be equal to the number of shares having a grant date fair market value of $25,000, rounded to the next highest share. In addition, the new policy indicates that the annual equity award to the Chairman of the Board shall be in the form of Company restricted common stock and shall be the number of shares having a grant date fair market value of $37,500, or 1.5 times the non-employee director grant value, rounded to the next highest share.

Prior to amending the policy, non-employee directors were to receive an annual grant of restricted shares equivalent to the lesser of: (i) the number of shares having a grant date fair value of $50,000, rounded to the next highest share; or (ii) 33,000 shares; the Chairman of the Board was to receive an annual grant of restricted stock equivalent to the lesser of: (i) the number of shares having a grant date fair value of $75,000, rounded to the next highest share; or (ii) 49,500 shares. The amended policy reduces the dollar limits from the previous policy and removes the caps on the number of restricted shares the non-employee directors may receive in their annual equity grants. The amended policy was implemented to limit the total number of restricted shares that would be granted annually to the non-employee directors, consistent with the ongoing fiscal constraints implemented by the Company and to take into consideration the effect of the reverse stock split implemented in April 2014.

For the 2014 calendar year, the award was made following the close of business on the day the Board approved the amended policy; the Board had previously intended to issue the award on the day of the Company’s annual stockholder meeting but determined that it would delay the annual equity grant to the non-employee directors for the 2014 calendar year until such time as the Board could reassess the Company’s policy with its compensation consultant following the reverse stock split implemented in April, 2014. Commencing in 2015, such annual restricted stock awards shall be granted on the day of the Company’s annual stockholders meeting. Each such restricted stock award shall have a twelve month vesting period, as has been the Company’s policy in the past regarding the annual equity grants to the non-employee directors, subject to forfeiture in the event of certain circumstances and acceleration of vesting upon certain events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: July 9, 2014	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Executive Vice President, General Counsel

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